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                                                                    EXHIBIT 10.5


                                  July 21, 1999


Mr. W. Flake Oakley
Executive Vice President
Colonial BancGroup, Inc.
One Commerce Street
Montgomery, AL 36104

Dear Flake:

         On behalf of SunTrust Bank, Atlanta, I am pleased to commit to a $25,000,000 Revolving Credit facility for Colonial BancGroup, Inc. The terms and conditions are outlined below:


BORROWER:         COLONIAL BANCGROUP, INC. ("Borrower")


BANK:             SUNTRUST BANK, ATLANTA ("Bank")


PROPOSED
COMMITMENT:       $25,000,000


FACILITY:         Revolving Credit


COLLATERAL:       Borrower will provide Bank with 100% of the Subsidiary Bank
                  Stock of Colonial Bank, Montgomery, AL

REPAYMENT:        Interest on the facility is to be paid quarterly throughout the life of the loan with all principal due at maturity.

MATURITY:         July 31, 2000


INTEREST RATE:    30, 60, 90, or 120 day LIBOR + 0.85%



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FINANCIAL COVENANTS:

1. The Borrower will maintain, and cause each of its banking subsidiaries to maintain, the minimum levels of regulatory capital necessary to maintain the regulatory capital classification of "Well Capitalized".

2. The Borrower's consolidated net income from operations after taxes, less shareholder dividends, divided by interest on all holding company debt (including Trust Preferred Issues and Holding Company subordinated debt) and principal repayments on subject credit facility assuming a straight three year full amortization, shall not be less than 1.40x.

3. The Borrower shall maintain a minimum consolidated Tangible Equity of at least $550,000,000. This figure shall include mortgage servicing rights.

4. The Borrower shall maintain a minimum Consolidated Tier I Leverage Ratio of 6.00%.

5. The Borrower shall maintain at all times on a consolidated basis a ratio of (1) the sum of (a) non-accrual loans and (b) restructured loans and (c) accruing loans more than 90 days past due and (d) other real estate owned to (2) the sum of (x) all loans and (y) other real estate owned, of no more than 1.25%.

6. The Borrower shall maintain at all times on a consolidated basis a ratio of (1) allowance for possible loan losses to (2) the sum of (a) non-accrual loans and (b) restructured loans and (c) accruing loans more than 90 days past due, of no less than 150%.

7. All covenants will be tested quarterly. Within 45 days after each calendar quarter, the Borrower will send to the Bank a letter prepared by its Chief Financial Officer stating that (1) the Borrower and its banking subsidiaries are in compliance with all terms, conditions, and covenants of the Agreement and the Note or specify the extent to which they are not in compliance and (2) listing the appropriate financial numbers or ratios of the Borrower or its banking subsidiaries as called for in the Agreement.

REPORTING REQUIREMENTS:

1. The borrower will furnish to the Bank an annual consolidated financial statement, including both balance sheet and income statement of the Borrower; these statements will be prepared by and independent certified public accountant and will be accompanied by an opinion letter.

2. The Borrower will furnish to the Bank a quarterly 10-Q report as well as a quarterly call report on all subsidiary banks.

3. The Borrower will furnish to the Bank such information, financial or otherwise, regarding the condition of or operations of the Borrower or its banking subsidiaries, as the Bank may

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         reasonably request. This will include quarterly reports detailing the
         Borrower's 25 largest loan commitments, 25 largest non-accrual loans and classified assets.

REPRESENTATIONS AND WARRANTIES:

         Representations and warranties of Borrower and Subsidiaries which are customary for the Bank and which are typical of this type of transaction.

OTHER CONDITIONS:

1. Neither the Borrower nor any of its subsidiaries will incur, assume or suffer to exist, any lien upon any of its properties, now owned or here after acquired, expect as those incurred in the normal course of business. Nor will the Borrower give to any other lender a negative pledge on borrower's or subsidiaries' properties.

2. The Borrower will not wind up, liquidate, or dissolve itself, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or here after acquired) to any entity, except that the Bank, in its sole discretion, may consent in writing to additional exceptions. This condition shall not pertain to the sale of a portion of Colonial Mortgage Company's assets.

3. The Borrower will not create or assume any liability in excess of $20,000,000 for borrowed money with the following exceptions:

                  a)   The subject credit facility;

                  b) Borrowings from the Federal Home Loan Bank in the usual course of business;

                  c)   Any debt subordinated to this credit facility;

                  d) Any debt related to the sale of commercial paper or similar short term borrowings that arise in the normal course of business; and

                  e) Any Bank Note or Deposit Note program of any subsidiary of the Borrower.

4. Neither the Borrower nor any of its subsidiaries shall pay or declare any dividend on any of its stock, after the date hereof, make any other distribution in respect of its capital stock, or purchase or deem or otherwise acquire any shares of its outstanding capital stock unless such action has been approved as required by the necessary regulatory authorities, if such approval is required, and will not impair the Borrower's ability to perform its obligation hereunder, or otherwise result in any breach of this Agreement.


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THIS DOCUMENT IS FOR THE BENEFIT OF THE BORROWER ONLY AND SHOULD NOT BE RELIED
UPON OR SHARED WITH THIRD PARTIES.

         We certainly appreciate the opportunity to provide financing and look forward to continuing our long relationship with Colonial BancGroup. If the terms and conditions outlined in this document are acceptable, please signify your agreement by signing below and returning the original to us.


                                      Sincerely,

                                      /s/ Chris L. Thomas
                                      ---------------------------------------
                                      Chris L. Thomas
                                      Corporate Banking Officer
                                      Financial Institutions



THE ABOVE TERMS AND CONDITIONS
Are hereby acknowledged, accepted and agreed to this 22nd Day of July, 1999.


                                      COLONIAL BANCGROUP, INC.


                                      BY:  /s/ W. Flake Oakley
                                         ------------------------------------
                                           W. FLAKE OAKLEY
                                           EXECUTIVE VICE PRESIDENT/CFO



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